Exhibit 10.22

Office Lease Agreement

Lessor (Party A): Jiangsu Longrich Bioscience Co., Ltd

Lessee (Party B): Shanghai Juhao Information Technology Co., Ltd

On the basis of voluntariness and equality, Party A and Party B have reached the following agreement of office leasing through consultation:

1.	Location, area, structure, decoration and facilities of the property: located No. 26 Longrich Blvd, Longliqi Industrial Park, Changshu City, Jiangsu Province, with an area of 5976.18 square meters.

2.	Lease purpose: For Party B's daily office space use.

3.	Leasing period: from January 1, 2021 to December 31, 2021

4.	Rent and payment method: the rent is RMB 2,740,915 per year.

5.	Office maintenance responsibility: Party B shall not change the structure during the use.

6.	Agreement on sublease: during the lease term, if Party A transfers the ownership of the leased office to a third party, it is not required to seek the consent of the lessee, but it shall inform the lessee of the transfer of ownership. If Party B transfers its lease to a third party due to work needs, it must obtain the consent of the lessor in advance.

7.	Modification and termination of contract

If one party fails to perform its obligation under this agreement for more than 10 days, the other non-breaching party has the right to terminate this agreement unilaterally.

8.	Rights and obligations of Party A and Party B

8.1 Rights and obligations of Party A

Party A shall ensure the completion of the office infrastructure and shall not sublet the office without the consent of Party B.

8.2 Rights and obligations of Party B

Party B shall pay the rent on time and have the obligation to maintain and repair the office during the lease period.

During the lease period of the office, all expenses incurred by Party B due to its business operation shall be borne by Party B.

9.	This Agreement shall come into force from the date of signing. In case of any dispute, both parties shall settle it through negotiation. If the negotiation fails, the dispute shall be submitted to the People's Court of Changshu for judgment.

10.	This agreement is made in duplicate, one for each party.

Party A:	Party B:
Legal Person:	Legal Person:

Signed at：Changshu, Jiangsu	Signing date: 12/31/2020